Liberty Energy Inc. Announces Fourth Quarter and Full Year 2024 Financial and Operational Results
January 29, 2025
Denver - (Business Wire) - Liberty Energy Inc. (NYSE: LBRT; “Liberty” or the “Company”) announced today full year and fourth quarter 2024 financial and operational results.
Summary Results and Highlights
•Revenue of $4.3 billion for the year ended December 31, 2024
•Net income of $316 million, or $1.87 fully diluted earnings per share (“EPS”), for the year ended December 31, 2024
•Adjusted EBITDA1 of $922 million for the year ended December 31, 2024
•Achieved 17% Adjusted Pre-Tax Return on Capital Employed (“ROCE”)2 and 21% Cash Return on Invested Capital (“CROCI”)3 for the year ended December 31, 2024
•Distributed $175 million to shareholders in 2024 with the repurchase of 3.8% of shares and quarterly cash dividends
•Fourth quarter 2024 revenue of $944 million and net income of $52 million, or $0.31 fully diluted earnings per share
•Fourth quarter 2024 Adjusted EBITDA1 of $156 million
•Repurchased and retired 1.0% of shares outstanding during the fourth quarter, and a cumulative 15.1% of shares outstanding since reinstating the repurchase program in July 2022
•Raised quarterly cash dividend by 14% to $0.08 per share beginning in the fourth quarter of 2024
•Accelerated digiTechnologiesSM commercial deployments with the innovative digiPrime technology offering, making a revolutionary step forward in frac technology optimizing efficiency and emissions
•Achieved a record 7,143 pumping hours on a single fleet in the year, averaging nearly 600 hours a month
•Expanded Liberty Power Innovations’ (“LPI”) natural gas compression, fueling, and delivery services infrastructure to optimal scale
•Announced LPI collaboration with DC Grid to provide advanced power solutions for commercial fleet electric vehicle hubs and data centers
“Liberty delivered strong leadership in technological innovation and executional excellence in 2024. Solid financial performance and several operational records were achieved, even as industry activity softened through the year. Full year ROCE2 was 17%, and a CROCI3 of 21% exceeded the 13-year S&P average,” commented Ron Gusek, incoming chief executive officer. “We executed on our fleet transition initiatives, cost optimization efforts using AI-enhanced digital systems, and expansion of our natural gas fueling and delivery capacity to optimal scale.”
“Entering 2025, we have two key strategic priorities: a continued focus on technology innovation in completions services and significant expansion of our burgeoning power generation services business. As the preeminent completions service provider, the innovation cycle in software, equipment, and design is driving long-term margin enhancement, improvement in capital efficiency, and lower emissions. This year, our pace of next generation equipment deployment will moderate to four to five digiFleets, alongside the retirement of legacy conventional equipment,” continued Mr. Gusek.
“As we look ahead, the rising demand for electrons from the proliferation of data centers, onshoring of manufacturing activity, expansion in mining operations, and industrial electrification provides a supportive backdrop to expand our power generation business outside the oilfield. We are uniquely positioned to rapidly deploy distributed modular power solutions with low emission, scalable power infrastructure tailored to meet project demands,” continued Mr. Gusek. “We have already successfully deployed 130 MW primarily for completion services applications. By the end of 2026, we expect to take delivery of an incremental 400 MW of power generation for commercial, merchant, and industrial applications, with deployments commencing later this year.”
“We are relentlessly focused on long-term value creation, balancing compelling growth opportunities with return of capital to shareholders. Since July 2022, we have distributed $550 million to shareholders through the retirement of 15% of shares outstanding and quarterly cash dividends,” commented Mr. Gusek. “We have built strong partnerships and investments across the energy corridor, in geothermal, nuclear, battery, power generation technologies, and the Australian Beetaloo basin assets. Today, we have an undeniable opportunity to leverage our knowledge and expertise in energy systems to meet incremental power demand with an advantaged platform.”
Outlook
Frac markets reached a trough at the end of 2024 after progressive quarterly declines in industry activity since early 2023. Early signs of an inflection in completions activity have now emerged from 2024 lows. Oil producers, which comprise the vast majority of frac activity, are working to simply maintain production and returning to anticipated activity levels after the year end slowdown. Improving natural gas fundamentals are encouraging. For the full year, industry-wide lateral footage completed is expected to be approximately flat with 2024.
The slowing pace of activity in late 2024 resulted in near term price pressure to start 2025, most notably impacting conventional fleets. The fundamental outlook for next generation, higher quality fleets remains strong, as operators continue to demand technologies that provide significant emissions reductions, fuel savings, and operational efficiency advantages. The growing complexities of E&P demands and the continued drive for efficiency gains necessitate continued investment in technology and partnerships with high quality service companies. Liberty is well positioned to meet this demand.
Fleet idling, attrition, and cannibalization of aging equipment likely accelerate in the next two years as a large swath of equipment reaches end of life. Concurrently, fleet sizes continue to expand to meet increased horsepower requirements for higher intensity fracs. These two dynamics imply the supply and demand balance in horsepower is tighter than industry frac fleet counts infer. An improvement in frac activity through the year could support better pricing dynamics.
Global oil markets reflect ongoing uncertainties in geopolitics, Chinese economic growth, OPEC+ production plans, and a change in the domestic political climate, but the resulting commodity price fluctuation has not led to a meaningful change in E&P activity plans. Natural gas demand is supported by LNG export capacity expansion and a large projected multi-year increase in North American power consumption.
Power demand is rising at the fastest pace since the start of the century, as accelerating demand from data centers is converging with the reshoring of manufacturing activity and projected increases from mining, electrification, and other commercial and industrial applications. This pace of growth requires power infrastructure solutions that can be adapted to the dynamic needs of individual customers. Liberty is well positioned to meet this demand with a modular solution that offers reliability, redundancy, and the ability to accelerate deployment timelines and scale alongside the growing load requirements for critical infrastructure projects.
“Entering 2025, we are excited to lead the industry with innovative and durable technologies that will drive our continued success in the years ahead. We are investing to build truly differential competitive advantages both in the completions arena and in our new power business, to generate significant value for our customers and our shareholders,” commented Mr. Gusek. “We expect our investments today will lead to strong returns in the coming years.”
“In the first quarter, we anticipate a modest sequential increase in revenue and Adjusted EBITDA. For the completions services business, we expect solid free cash flow generation as capital expenditures moderate, even as pricing headwinds impact profitability. As we embark on the next chapter of Liberty’s story, we will also significantly grow our investment in power infrastructure to take advantage of a generational opportunity in power demand growth,” continued Mr. Gusek. “Liberty is a unique technology growth company that is focused on providing both return of and return on capital for shareholders.”

Share Repurchase Program
During the quarter ended December 31, 2024, Liberty repurchased and retired 1,581,495 shares of Class A common stock at an average of $17.88 per share, representing 1.0% of shares outstanding, for approximately $28 million.
During the year ended December 31, 2024, Liberty repurchased and retired 6,320,536 shares of Class A common stock at an average of $20.14 per share, representing 3.8% of shares outstanding, for approximately $127 million.
Liberty has cumulatively repurchased and retired 15.1% of shares outstanding at program commencement on July 25, 2022. Total remaining authorization for future common share repurchases is approximately $294 million.
The shares may be repurchased from time to time in open market transactions, through block trades, in privately negotiated transactions, through derivative transactions or by other means in accordance with federal securities laws. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including management’s assessment of the intrinsic value of the Company’s common stock, the market price of the Company’s common stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, applicable legal requirements, and other considerations. The exact number of shares to be repurchased by the Company is not guaranteed, and the program may be suspended, modified, or discontinued at any time without prior notice. The Company expects to fund the repurchases by using cash on hand, borrowings under its revolving credit facility and expected free cash flow to be generated through the authorization period.
Cash Dividend
During the quarter ended December 31, 2024, Liberty paid a quarterly cash dividend of $0.08 per share of Class A common stock, or approximately $13 million in aggregate to shareholders. During the year ended December 31, 2024, Liberty paid cash dividends of $48 million in aggregate to shareholders.
On January 22, 2025, the Board declared a cash dividend of $0.08 per share of Class A common stock, to be paid on March 20, 2025 to holders of record as of March 6, 2025.
Future declarations of quarterly cash dividends are subject to approval by the Board of Directors and to the Board’s continuing determination that the declarations of dividends are in the best interests of Liberty and its stockholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.
2024 Full Year Results
For the year ended December 31, 2024, revenues of $4.3 billion decreased 9% from $4.7 billion for the year ended December 31, 2023.
Net income (after taxes) totaled $316 million for the year ended December 31, 2024 compared to $556 million for the year ended December 31, 2023.
Adjusted Net Income4 (after taxes) totaled $277 million for the year ended December 31, 2024 compared to $558 million for the year ended December 31, 2023.
Adjusted EBITDA1 of $922 million for the year ended December 31, 2024, decreased 24% from $1.2 billion for the year ended December 31, 2023. Please refer to the reconciliation of Adjusted EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this earnings release.
Fully diluted earnings per share was $1.87 for the year ended December 31, 2024 compared to $3.15 for the year ended December 31, 2023.
Adjusted Net Income per Diluted Share4 of $1.64 for the year ended December 31, 2024 compared to $3.16 for the year ended December 31, 2023.

Please refer to the tables at the end of this earnings release for a reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per Diluted Share (each, a non-GAAP financial measure) to the most directly comparable GAAP financial measures.
Fourth Quarter Results
For the fourth quarter of 2024, revenue was $944 million, a decrease of 12% from $1.1 billion in the fourth quarter of 2023 and a decrease of 17% from $1.1 billion in the third quarter of 2024.
Net income (after taxes) totaled $52 million for the fourth quarter of 2024 compared to $92 million in the fourth quarter of 2023 and $74 million in the third quarter of 2024.
Adjusted Net Income4 (after taxes) totaled $17 million for the fourth quarter of 2024 compared to $93 million in the fourth quarter of 2023 and $76 million in the third quarter of 2024.
Adjusted EBITDA1 of $156 million for the fourth quarter of 2024 decreased 38% from $253 million in the fourth quarter of 2023 and decreased 37% from $248 million in the third quarter of 2024. Please refer to the reconciliation of Adjusted EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this earnings release.
Fully diluted earnings per share was $0.31 for the fourth quarter of 2024 compared to $0.54 for the fourth quarter of 2023 and $0.44 for the third quarter of 2024.
Adjusted Net Income per Diluted Share4 of $0.10 for the fourth quarter of 2024 compared to $0.54 for the fourth quarter of 2023 and $0.45 for the third quarter of 2024.
Balance Sheet and Liquidity
As of December 31, 2024, Liberty had cash on hand of $20 million, a small decrease from third quarter levels, and total debt of $191 million drawn on the secured asset-based revolving credit facility (“ABL Facility”), a $68 million increase from third quarter. Total liquidity, including availability under the credit facility, was $135 million as of December 31, 2024.
Conference Call
Liberty will host a conference call to discuss the results at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time) on Thursday, January 30, 2025. Presenting Liberty’s results will be Ron Gusek, incoming chief executive officer, and Michael Stock, Chief Financial Officer.
Individuals wishing to participate in the conference call should dial (833) 255-2827, or for international callers (412) 902-6704. Participants should ask to join the Liberty Energy call. A live webcast will be available at http://investors.libertyenergy.com. The webcast can be accessed for 90 days following the call. A telephone replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers (412) 317-0088. The passcode for the replay is 8767950. The replay will be available until February 6, 2025.
About Liberty
Liberty Energy Inc. (NYSE: LBRT) is a leading energy services company. Liberty is one of the largest providers of completion services and technologies to onshore oil, natural gas, and enhanced geothermal energy producers in North America. Liberty also owns and operates Liberty Power Innovations LLC, providing advanced distributed power and energy storage solutions for the commercial and industrial, data center, energy, and mining industries. Liberty was founded in 2011 with a relentless focus on value creation through a culture of innovation and excellence and the development of next generation technology.
Liberty is headquartered in Denver, Colorado. For more information, please visit www.libertyenergy.com and www.libertypowerinnovations.com, or contact Investor Relations at IR@libertyenergy.com.

1    “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Please see the supplemental financial information in the table under “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” at the end of this earnings release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to its most directly comparable GAAP financial measure.
2    Adjusted Pre-Tax Return on Capital Employed is a non-U.S. GAAP operational measure. Please see the supplemental financial information in the table under “Calculation of Adjusted Pre-Tax Return on Capital Employed” at the end of this earnings release for a calculation of this measure.
3    Cash Return on Capital Invested (“CROCI”) is a non-U.S. GAAP operational measure. Please see the supplemental financial information in the table under “Calculation of Cash Return on Capital Invested” at the end of this earnings release.
4     “Adjusted Net Income” and “Adjusted Net Income per Diluted Share” are not presented in accordance with U.S. GAAP. Please see the supplemental financial information in the table under “Reconciliation of Net Income and Net Income per Diluted Share to Adjusted Net Income and Adjusted Net Income per Diluted Share” at the end of this earnings release for a reconciliation of the non-GAAP financial measures of Adjusted Net Income and Adjusted Net Income per Diluted Share to the most directly comparable GAAP financial measures.
Non-GAAP Financial Measures
This earnings release includes unaudited non-GAAP financial and operational measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per Diluted Share, and Adjusted Pre-Tax Return on Capital Employed (“ROCE”). We believe that the presentation of these non-GAAP financial and operational measures provides useful information about our financial performance and results of operations. We define Adjusted EBITDA as EBITDA adjusted to eliminate the effects of items such as non-cash stock-based compensation, new fleet or new basin start-up costs, fleet lay-down costs, gain or loss on the disposal of assets, unrealized gain or loss on investments, net, bad debt reserves, transaction and other costs, the loss or gain on remeasurement of liability under our tax receivable agreements, and other non-recurring expenses that management does not consider in assessing ongoing performance.
Our board of directors, management, investors, and lenders use EBITDA and Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation, depletion, and amortization) and other items that impact the comparability of financial results from period to period. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding the factors and trends affecting our business in addition to measures calculated under U.S. GAAP.
We present Adjusted Net Income and Adjusted Net Income per Diluted Share because we believe such measures provide useful information to investors regarding our operating performance by excluding the after-tax impacts of unusual or one-time benefits or costs, including items such as unrealized gain or loss on investments, net and transaction and other costs, primarily because management views the excluded items to be outside of our normal operating results. We define Adjusted Net Income as net income after eliminating the effects of such excluded items and Adjusted Net Income per Diluted Share as Adjusted Net Income divided by the number of weighted average diluted shares outstanding. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in our business.
We define ROCE as the ratio of adjusted pre-tax net income (adding back income tax and certain adjustments that include tax receivable agreement impacts, unrealized gain or loss on investments, net, and transaction and other costs, when applicable) for the twelve months ended December 31, 2024 to Average Capital Employed. Average Capital Employed is the simple average of total capital employed (both debt and equity) as of December 31, 2024 and December 31, 2023. CROCI is defined as the ratio of Adjusted EBITDA to the average of the beginning and ending period Gross Capital Invested (total assets plus accumulated depreciation and depletion less non-interest bearing current liabilities). ROCE and CROCI are presented based on our management’s belief that these non-GAAP measures are useful information to investors when evaluating our profitability and the efficiency with which management has employed capital over time. Our management uses ROCE for that purpose. ROCE and CROCI are not measures of financial performance under U.S. GAAP and should not be considered an alternative to net income, as defined by U.S. GAAP.
Non-GAAP financial and operational measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial and operational measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with U.S. GAAP. See the tables entitled Reconciliation and Calculation of Non-GAAP Financial and Operational Measures for a reconciliation or calculation of the non-GAAP financial or operational measures to the most directly comparable GAAP measure.

Forward-Looking and Cautionary Statements
The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, statements about our expected growth from recent acquisitions, expected performance, future operating results, oil and natural gas demand and prices and the outlook for the oil and gas industry, future global economic conditions, improvements in operating procedures and technology, our business strategy and the business strategies of our customers, the deployment of fleets in the future, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, return of capital to stockholders, business strategy and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “outlook,” “project,” “plan,” “position,” “believe,” “intend,” “achievable,” “forecast,” “assume,” “anticipate,” “will,” “continue,” “potential,” “likely,” “should,” “could,” and similar terms and phrases. However, the absence of these words does not mean that the statements are not forward-looking. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. The outlook presented herein is subject to change by Liberty without notice and Liberty has no obligation to affirm or update such information, except as required by law. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this earnings release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in Liberty's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on February 9, 2024 and in our other public filings with the SEC. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statements.

Contacts:
Michael Stock
Chief Financial Officer

Anjali Voria, CFA
Director of Investor Relations

303-515-2851
IR@libertyenergy.com

Liberty Energy Inc.
Selected Financial Data
(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023
Statement of Operations Data:	(amounts in thousands, except for per share data)
Revenue	$943,574	$1,138,578	$1,074,958	$4,315,161	$4,747,928
Costs of services, excluding depreciation, depletion, and amortization shown separately	741,754	840,274	777,251	3,200,506	3,349,370
General and administrative	56,174	58,614	55,296	225,474	221,406
Transaction, severance, and other costs	—	—	249	—	2,053
Depreciation, depletion, and amortization	132,164	126,395	118,421	505,050	421,514
(Gain) loss on disposal of assets	(11,442)	6,017	(13)	(5,337)	(6,994)
Total operating expenses	918,650	1,031,300	951,204	3,925,693	3,987,349
Operating income	24,924	107,278	123,754	389,468	760,579
Loss (gain) on remeasurement of liability under tax receivable agreements	3,210	—	(1,817)	3,210	(1,817)
Unrealized (gain) loss on investments	(44,753)	2,727	—	(49,227)	—
Interest expense, net	8,499	8,589	6,364	32,214	27,506
Net income before taxes	57,968	95,962	119,207	403,271	734,890
Income tax expense	6,075	22,158	26,824	87,261	178,482
Net income	51,893	73,804	92,383	316,010	556,408
Less: Net income attributable to non-controlling interests	—	—	—	—	91
Net income attributable to Liberty Energy Inc. stockholders	$51,893	$73,804	$92,383	$316,010	$556,317
Net income attributable to Liberty Energy Inc. stockholders per common share:
Basic	$0.32	$0.45	$0.55	$1.91	$3.24
Diluted	$0.31	$0.44	$0.54	$1.87	$3.15
Weighted average common shares outstanding:
Basic	162,856	164,741	168,016	165,026	171,845
Diluted	167,163	168,595	172,661	169,398	176,360

Other Financial and Operational Data
Capital expenditures (1)	$188,148	$162,835	$133,610	$627,057	$576,389
Adjusted EBITDA (2)	$155,740	$247,811	$252,507	$921,593	$1,213,068

(1)Net capital expenditures presented above include investing cash flows from purchase of property and equipment, excluding acquisitions, net of proceeds from the sales of assets.
(2)Adjusted EBITDA is a non-GAAP financial measure. See the tables entitled “Reconciliation and Calculation of Non-GAAP Financial and Operational Measures” below.

Liberty Energy Inc.
Condensed Consolidated Balance Sheets
(unaudited, amounts in thousands)
	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$19,984	$36,784
Accounts receivable and unbilled revenue	539,856	587,470
Inventories	203,469	205,865
Prepaids and other current assets	85,214	124,135
Total current assets	848,523	954,254
Property and equipment, net	1,890,998	1,645,368
Operating and finance lease right-of-use assets	356,435	274,959
Other assets	200,438	158,976
Total assets	$3,296,394	$3,033,557
Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$571,305	$572,029
Current portion of operating and finance lease liabilities	95,218	67,395
Total current liabilities	666,523	639,424
Long-term debt, net of discount	190,500	140,000
Long-term operating and finance lease liabilities	247,888	197,914
Deferred tax liability	137,728	102,340
Payable pursuant to tax receivable agreements	74,886	112,471
Total liabilities	1,317,525	1,192,149

Stockholders’ equity:
Common stock	1,619	1,666
Additional paid in capital	977,484	1,093,498
Retained earnings	1,019,517	752,328
Accumulated other comprehensive loss	(19,751)	(6,084)
Total stockholders’ equity	1,978,869	1,841,408
Total liabilities and equity	$3,296,394	$3,033,557

Liberty Energy Inc.
Reconciliation and Calculation of Non-GAAP Financial and Operational Measures
(unaudited, amounts in thousands)
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net income	$51,893	$73,804	$92,383	$316,010	$556,408
Depreciation, depletion, and amortization	132,164	126,395	118,421	505,050	421,514
Interest expense, net	8,499	8,589	6,364	32,214	27,506
Income tax expense (benefit)	6,075	22,158	26,824	87,261	178,482
EBITDA	$198,631	$230,946	$243,992	$940,535	$1,183,910
Stock-based compensation expense	10,094	8,121	9,288	32,412	33,026
Unrealized (gain) loss on investments, net	(44,753)	2,727	—	(49,227)	—
Loss (gain) on disposal of assets	(11,442)	6,017	(13)	(5,337)	(6,994)
(Gain) loss on remeasurement of liability under tax receivable agreements	3,210	—	(1,817)	3,210	(1,817)
Fleet start-up costs	—	—	—	—	2,082
Transaction, severance, and other costs	—	—	249	—	2,053
Provision for credit losses	—	—	808	—	808
Adjusted EBITDA	$155,740	$247,811	$252,507	$921,593	$1,213,068

Reconciliation of Net Income and Net Income per Diluted Share to Adjusted Net Income and Adjusted Net Income per Diluted Share
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net income	$51,893	$73,804	$92,383	$316,010	$556,408
Adjustments:
Less: Unrealized (gain) loss on investments, net	(44,753)	2,727	—	(49,227)	—
Add back: Transaction and other costs	—	—	249	—	2,053
Total adjustments, before taxes	(44,753)	2,727	249	(49,227)	2,053
Income tax expense (benefit) of adjustments	(9,582)	656	55	(10,633)	499
Adjusted Net Income	$16,722	$75,875	$92,577	$277,416	$557,962

Diluted weighted average common shares outstanding	167,163	168,595	172,661	169,398	176,360
Net income per diluted share	$0.31	$0.44	$0.54	$1.87	$3.15
Adjusted Net Income per Diluted Share	$0.10	$0.45	$0.54	$1.64	$3.16

Calculation of Adjusted Pre-Tax Return on Capital Employed
	Twelve Months Ended
	December 31,
	2024	2023
Net income	$316,010
Add back: Income tax expense	87,261
Add back: Loss on remeasurement of liability under tax receivable agreements (1)	3,210
Less: Unrealized gain on investments, net	(49,227)
Adjusted Pre-tax net income	$357,254
Capital Employed
Total debt, net of discount	$190,500	$140,000
Total equity	1,978,869	1,841,408
Total Capital Employed	$2,169,369	$1,981,408

Average Capital Employed (2)	$2,075,389
Adjusted Pre-Tax Return on Capital Employed (3)	17%

(1)Loss on remeasurement of the liability under tax receivable agreements is a result of a change in the estimated future effective tax rate and should be excluded in the determination of pre-tax return on capital employed.
(2)Average Capital Employed is the simple average of Total Capital Employed as of December 31, 2024 and 2023.
(3)Adjusted Pre-tax Return on Capital Employed is the ratio of adjusted pre-tax net income for the twelve months ended December 31, 2024 to Average Capital Employed.

Calculation of Cash Return on Capital Invested
	Twelve Months Ended
	December 31,
	2024	2023
Adjusted EBITDA (1)	$921,593
Gross Capital Invested
Total assets	$3,296,394	$3,033,557
Add back: Accumulated depreciation, depletion, and amortization	1,917,551	1,501,685
Less: Accounts payable and accrued liabilities	571,305	572,029
Total Gross Capital Invested	$4,642,640	$3,963,213

Average Gross Capital Invested (2)	$4,302,927
Cash Return on Capital Invested (3)	21%

(1)Adjusted EBITDA is a non-GAAP financial measure. See the tables entitled “Reconciliation and Calculation of Non-GAAP Financial and Operational Measures” above.
(2)Average Gross Capital Invested is the simple average of Gross Capital Invested as of December 31, 2024 and 2023.
(3)Cash Return on Capital Invested is the ratio of Adjusted EBITDA, as reconciled above, for the twelve months ended December 31, 2024 to Average Gross Capital Invested.

Reconciliation of Historical Net Income (Loss) to EBITDA and Adjusted EBITDA
	Year Ended December 31,
	2023	2022	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012
Net income (loss)	$556,408	$400,302	$(187,004)	$(160,674)	$74,864	$249,033	$168,501	$(60,560)	$(9,061)	$34,519	$8,881	$25,807
Depreciation, depletion, and amortization	421,514	323,028	262,757	180,084	165,379	125,110	81,473	41,362	36,436	21,749	12,881	5,875
Interest expense, net	27,506	22,715	15,603	14,505	14,681	17,145	12,636	6,126	5,501	3,610	1,139	—
Income tax (benefit) expense	178,482	(793)	9,216	(30,857)	14,052	40,385	—	—	—	—	—	—
EBITDA	$1,183,910	$745,252	$100,572	$3,058	$268,976	$431,673	$262,610	$(13,072)	$32,876	$59,878	$22,901	$31,682
Stock-based compensation expense	33,026	23,108	19,946	17,139	13,592	5,450	—	—	—	—	—	—
Fleet start-up costs	2,082	17,007	2,751	12,175	4,519	10,069	13,955	4,280	1,044	4,502	2,711	—
Transaction, severance, and other costs	2,053	5,837	15,138	21,061	—	834	4,015	5,877	446	—	—	—
(Gain) loss on disposal of assets	(6,994)	(4,603)	779	(411)	2,601	(4,342)	148	(2,673)	423	494	—	—
Provision for credit losses	808	—	745	4,877	1,053	—	—	—	6,424	—	—	—
Loss (gain) on remeasurement of liability under tax receivable agreements	(1,817)	76,191	(19,039)	—	—	—	—	—	—	—	—	—
Gain on investments	—	(2,525)	—	—	—	—	—	—	—	—	—	—
Adjusted EBITDA	$1,213,068	$860,267	$120,892	$57,899	$290,741	$443,684	$280,728	$(5,588)	$41,213	$64,874	$25,612	$31,682

Calculation of Historical Cash Return on Capital Invested
	Year Ended December 31,
	2023	2022	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Adjusted EBITDA (1)	$1,213,068	$860,267	$120,892	$57,899	$290,741	$443,684	$280,728	$(5,588)	$41,213	$64,874	$25,612	$31,682
Gross Capital Invested
Total assets	$3,033,557	$2,575,932	$2,040,660	$1,889,942	$1,283,429	$1,116,501	$852,103	$451,845	$296,971	$331,671	$174,813	$107,225	$35,699
Add back: Accumulated depreciation, depletion, and amortization	1,501,685	1,141,656	863,194	622,530	455,687	307,277	198,453	117,779	77,057	40,715	19,082	6,196	321
Less: Accounts payable and accrued liabilities	572,029	609,790	528,468	311,721	226,567	219,351	220,494	118,949	52,688	99,005	26,600	13,275	1,718
Total Gross Capital Invested	$3,963,213	$3,107,798	$2,375,386	$2,200,751	$1,512,549	$1,204,427	$830,062	$450,675	$321,340	$273,381	$167,295	$100,146	$34,302

Average Gross Capital Invested (2)	$3,535,506	$2,741,592	$2,288,069	$1,856,650	$1,358,488	$1,017,245	$640,369	$386,008	$297,361	$220,338	$133,721	$67,224
Cash Return on Capital Invested (3)	34%	31%	5%	3%	21%	44%	44%	(1)%	14%	29%	19%	47%
(1)Adjusted EBITDA is a non-GAAP financial measure. See the tables entitled “Reconciliation and Calculation of Historical Non-GAAP Financial and Operational Measures” above.
(2)Average Gross Capital Invested is the simple average of Gross Capital Invested as of the end of the current year and prior year.
(3)Cash Return on Capital Invested is the ratio of Adjusted EBITDA, as reconciled above, for the year then ended to Average Gross Capital Invested.